EXHIBIT 99.1
 NEWS FROM

For more information contact:	For media inquiries:
Kate Lowrey	David P. Garino
Director, Investor Relations	(314) 982-0551
ESCO Technologies Inc.
(314) 213-7277

ESCO ANNOUNCES THIRD QUARTER 2012 RESULTS

ST. LOUIS, August 9, 2012 – ESCO Technologies Inc. (NYSE: ESE) today reported its operating results for the third quarter ended June 30, 2012.

Summary Highlights

•
During Q3 2012, the Company recorded an additional $30 million (which includes 355,000 gas AMI units) in orders from Southern California Gas Company (SoCalGas). Total orders received-to-date on the SoCalGas contract are worth $83 million;

•	Entered orders in Q3 2012 were $195 million, resulting in a book-to-bill of 1.15x, and backlog of $431 million at June 30, 2012. Backlog increased $26 million, or 6 percent, in Q3 2012;
•	Segment book-to-bill ratios for Q3 2012 were: Utility Solutions Group (USG) 1.16x, Filtration 1.11x, and Test 1.18x;
•	Orders received year-to-date (YTD) were $584 million, resulting in a book-to-bill of 1.18x. Backlog increased $88 million, or 26 percent, from the beginning of the year;
•
USG YTD orders were $296 million, comprised of: $86 million of additional COOP’s, $63 million of SoCalGas, $19 million of PLS IOUs, $11 million of PLS International, $25 million of RF Water & Gas, $13 million for Software, and $79 million at Doble;

•	Filtration Q3 2012 sales were $51 million, an increase of $7 million, or 17 percent over Q3 2011 sales of $44 million. YTD, Filtration sales increased $24 million, or 20 percent over 2011 YTD sales;
•	Test Q3 2012 sales were $42 million compared to $46 million in Q3 2011, and YTD 2012 sales were $132 million compared to $120 million YTD in 2011, up 10 percent;

•	USG Q3 2012 sales were $77 million compared to $87 million in Q3 2011, and YTD 2012 sales were $222 million compared to $264 million YTD 2012;
•
Within USG, Aclara’s sales decreased in both the third quarter and YTD compared to 2011 due to lower volumes at PG&E gas, New York City water, and CFE in Mexico. Partially offsetting these decreases, YTD 2012 COOP sales increased $17 million, or 24 percent, to $85 million compared to $68 million YTD in 2011;

•	Also within USG, Doble Q3 sales were relatively consistent at $25 million in both years;
•	Consolidated Q3 2012 sales were $169 million compared to $176 million in Q3 2011 (segment specifics detailed above);
•
SG&A decreased to $46 million in Q3 2012 from $47.5 million in Q3 2011 primarily due to significantly lower costs in USG as certain new product development (NPD) projects were completed and the related products were introduced to the market. The lower USG NPD costs were partially offset by increased NPD costs in Filtration for additional Space product applications and additional content on Airbus platforms and acceleration costs incurred by USG for the SoCalGas AMI project;

•	Other income in Q3 of 2012 and 2011 was favorably impacted by $3.6 million and $1.2 million, respectively, resulting from the revaluation of the earn-out related to a previous acquisition.
•
The Q3 2012 effective tax rate of 28 percent was consistent with previous expectations and earlier earnings guidance. The 2012 Q3 rate was lower than historical rates due to the expiration of the statute of limitations on certain uncertain tax positions; and

•	Q3 2012 EPS was $0.51 per share compared to $0.49 in Q3 2011.

Chairman’s Commentary

Vic Richey, Chairman and Chief Executive Officer, commented, “Certainly, the strongest and most satisfying aspect at this point of the year continues to be the significant volume of entered orders received across the Company. The $584 million of orders received this year has resulted in an $88 million increase in backlog since the start of the year.  In addition, I’m very pleased to see the biggest portion of the backlog increase coming from our biggest customer, SoCalGas. The additional $30 million of Q3 orders for the initial quantities of advanced metering endpoints validates SoCalGas’ commitment to moving this project forward.
    “The strong order book, the size and growth of our current backlog, and the solid commitment SoCalGas has shown, allow me to remain confident in our significant top and bottom line growth projections in 2013 and continuing over the next few years.
“Another positive was the outstanding performance of Filtration and Doble. Filtration significantly exceeded expectations on both sales and profit delivering a 22 percent EBIT margin on higher than expected sales for the third quarter. Filtration’s excellent performance is expected to continue for the foreseeable future as the aerospace market is in a significant up-cycle. Doble continued to excel in its operational execution and cost management as it delivered a 24 percent EBIT margin in the third quarter despite some economic headwind coming from Europe.
“The main challenges we faced in the third quarter were the result of European softness being felt in certain end-markets, along with a slower than expected recovery in the domestic water market.
“The Test business had a soft third quarter reporting a 6 percent EBIT margin as several large European chamber projects which were expected to be completed by June 30th slipped out of the year. We experienced cost overruns on a couple of domestic chamber installations, coupled with our German operation underperforming as a result of some unexpected turnover of key employees, which caused a temporary disruption of EMV’s operating results.
“At Aclara, lower than expected sales were the result of the delayed timing of booking and shipping of AMI products to small and medium sized water customers. While our COOP business continues to perform well above expectations, our RF water business was impacted by the delay of several procurements which were expected to occur during fiscal 2012.
“We remain positive about the number of AMI opportunities that we are addressing, both domestically and internationally, and based on the significant level of ongoing activity, we remain confident in our future growth. The size, strength and visibility of our AMI order pipeline in gas, electric and water are the best they have ever been.  Our international business prospects remain solid, and our domestic water and gas AMI businesses continue to see increased bid, proposal and pilot activity, which bodes well for our future growth in these areas.
“Regarding the SoCalGas project, we are on track and continue to make great progress on this program as we fully expect the project to accelerate significantly during fiscal 2013.
“In July, we visited all of our major operating locations and reviewed our updated plans for 2013 across all three business segments. After reviewing our short-term and longer-term outlook in Filtration, Test and USG, I remain excited about our prospects, and therefore, I’m confident in reaffirming our growth expectations for fiscal 2013 across the Company.
“Consistent with our heritage of striving to be the industry’s Best Cost Producer, we are analyzing our operating cost structure across the Company to see where we can improve our efficiency. We are confident this process will protect and expand our operating margins and supplement our expected EPS growth in the future.”

Business Outlook

Statements contained in the preceding and following paragraphs are based on current expectations.  Statements that are not strictly historical are considered forward-looking, and actual results may differ materially.

Dividend Payment

The next quarterly cash dividend of $0.08 per share will be paid on October 19 to stockholders of record on October 5.

Share Repurchase Program

On August 8, 2012, the Company’s Board of Directors authorized an expanded stock repurchase program whereby Management may repurchase shares of its outstanding stock in the open market and otherwise throughout the period ending September 30, 2013. The total value authorized is the lesser of $100 million, or the dollar limitation imposed by Section 6.07 of the Company’s Credit Agreement dated May 14, 2012. The previous authorization was set to expire September 30, 2012.

Fiscal Years 2012 / 2013

Based on the current assessment for the remainder of 2012, Management expects 2012 earnings per share (EPS) to be relatively flat compared to 2011.
Considering the significant quantity of entered orders received to date, the resulting backlog as of June 30, 2012, the quantity of anticipated orders in the 2012 fourth quarter, and the business outlook for 2013, Management continues to expect fiscal year 2013 EPS to increase significantly over 2012 with growth percentages consistent with previous communications.

Conference Call

The Company will host a conference call today, August 9, at 4 p.m. Central Time, to discuss the Company’s third quarter and year-to-date fiscal 2012 operating results.  A live audio webcast will be available on the Company’s website at www.escotechnologies.com.  Please access the website at least 15 minutes prior to the call to register, download and install any necessary audio software.  A replay of the conference call will be available for seven days on the Company’s website noted above or by phone (dial 1-888-843-7419 and enter the pass code 32637999).

Forward-Looking Statements

Statements in this press release and in the outlook provided in specific earlier releases discussing Fiscal 2013 which are reaffirmed herein regarding the amount and timing of the Company’s expected 2012, 2013 and beyond revenues, EPS, sales, orders, cash flow, investments, the size and success of the SoCalGas AMI project, the size, number and timing of growth opportunities in the future, success in capturing international and domestic opportunities, the long-term success of the Company, and any other statements which are not strictly historical are “forward-looking” statements within the meaning of the safe harbor provisions of the federal securities laws.  Investors are cautioned that such statements are only predictions and speak only as of the date of this release, and the Company undertakes no duty to update.  The Company’s actual results in the future may differ materially from those projected in the forward-looking statements due to risks and uncertainties that exist in the Company’s operations and business environment including, but not limited to: the risk factors described in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011; changes in requirements of SoCalGas; SoCalGas’ ability to successfully negotiate appropriate terms and conditions with other necessary project participants; the performance of SoCalGas employees, vendors and other participants in connection with project responsibilities; the Company’s successful performance of the SoCalGas agreement; financial constraints impacting SoCalGas; the success of the Company’s competitors; changes in federal or state energy laws; the Company’s successful performance of its AMI contracts; site readiness issues with Test segment customers; weakening of economic conditions in served markets; changes in customer demands or customer insolvencies; competition; intellectual property rights; technical difficulties; unforeseen charges impacting corporate operating expenses; the performance of the Company’s international operations; material changes in the costs and availability of certain raw materials including steel and copper; termination for convenience of customer contracts; timing and magnitude of future contract awards; containment of engineering and development costs; performance issues with key customers, suppliers and subcontractors; labor disputes; changes in laws and regulations, including but not limited to changes in accounting standards and taxation requirements; costs relating to environmental matters arising from current or former facilities; uncertainty regarding the ultimate resolution of current disputes, claims, litigation or arbitration; and the Company’s successful execution of internal operating plans.

Non-GAAP Financial Measures

The financial measures EBIT and EBIT margin are presented in this press release.  The Company defines EBIT as earnings before interest and taxes from continuing operations, and EBIT margin as a percent of net sales.  EBIT and EBIT margin are not recognized in accordance with U.S. generally accepted accounting principles (GAAP).  However, management believes that EBIT and EBIT margin are useful in assessing the operational profitability of the Company’s business segments because they exclude interest and taxes, which are generally accounted for across the entire Company on a consolidated basis.  EBIT is also one of the measures used by Management in determining resource allocations within the Company as well as incentive compensation.  The Company believes that the presentation of EBIT and EBIT margin provides important supplemental information to investors by facilitating comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.  The use of non-GAAP financial measures is not intended to replace any measures of performance determined in accordance with GAAP.
ESCO, headquartered in St. Louis, is a proven supplier of special purpose utility solutions for electric, gas, and water utilities, including hardware and software to support advanced metering applications and fully automated intelligent instrumentation.  In addition, the Company provides engineered filtration products to the aviation, space, and process markets worldwide and is the industry leader in RF shielding and EMC test products.  Further information regarding ESCO and its subsidiaries is available on the Company’s website at www.escotechnologies.com.
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ESCO TECHNOLOGIES INC. AND SUBSIDIARIES Condensed Consolidated Statements of Operations (Unaudited) (Dollars in thousands, except per share amounts)

	Three Months Ended June 30, 2012	Three Months Ended June 30, 2011

Net Sales	$169,449	176,326
Cost and Expenses:
Cost of sales	103,088	105,522
Selling, general and administrative expenses	46,113	47,520
Amortization of intangible assets	3,392	3,055
Interest expense	916	534
Other (income) expenses, net	(3,207)	(522)
Total costs and expenses	150,302	156,109

Earnings before income taxes	19,147	20,217
Income taxes	5,356	7,139

Net earnings	$13,791	13,078

Earnings per share:
Basic
Net earnings	$0.52	0.49

Diluted
Net earnings	$0.51	0.49

Average common shares O/S:
Basic	26,730	26,605
Diluted	27,027	26,899

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ESCO TECHNOLOGIES INC. AND SUBSIDIARIES Condensed Consolidated Statements of Operations (Unaudited) (Dollars in thousands, except per share amounts)

	Nine Months Ended June 30, 2012	Nine Months Ended June 30, 2011

Net Sales	$496,237	503,010
Cost and Expenses:
Cost of sales	301,777	301,599
Selling, general and administrative expenses	142,746	134,574
Amortization of intangible assets	9,799	8,943
Interest expense	1,877	1,846
Other (income) expenses, net	(4,055)	(1,015)
Total costs and expenses	452,144	445,947

Earnings before income taxes	44,093	57,063
Income taxes	14,893	19,945

Net earnings	$29,200	37,118

Earnings per share:
Basic
Net earnings	$1.09	1.40

Diluted
Net earnings	$1.08	1.38

Average common shares O/S:
Basic	26,702	26,576
Diluted	26,969	26,864

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ESCO TECHNOLOGIES INC. AND SUBSIDIARIES Condensed Business Segment Information (Unaudited) (Dollars in thousands)

	Three Months Ended June 30,				Nine Months Ended June 30,
	2012		2011		2012		2011

Net Sales
Utility Solutions Group	$76,683		86,837		221,507		264,018
Test	41,815		45,848		131,652		119,955
Filtration	50,951		43,641		143,078		119,037
Totals	$169,449		176,326		496,237		503,010

EBIT
Utility Solutions Group	$12,962		12,428		27,029		43,597
Test	2,395		4,616		9,117		11,739
Filtration	11,228		9,595		28,932		21,604
Corporate	(6,522)	(1)	(5,888)	(2)	(19,108)	(3)	(18,031)	(4)
Consolidated EBIT	20,063		20,751		45,970		58,909
Less: Interest expense	(916)		(534)		(1,877)		(1,846)
Earnings before income taxes	$19,147		20,217		44,093		57,063

Note:   Depreciation and amortization expense was $6.1 million and $6.1 million for the quarters ended June 30, 2012 and 2011, respectively, and $18.4 million and $17.4 million for the nine-month periods ended June 30, 2012 and 2011, respectively.

(1) Includes $1.1 million of amortization of acquired intangible assets.

(2) Includes $1.2 million of amortization of acquired intangible assets.

(3) Includes $3.4 million of amortization of acquired intangible assets.

(4) Includes $3.5 million of amortization of acquired intangible assets.

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ESCO TECHNOLOGIES INC. AND SUBSIDIARIES Condensed Consolidated Balance Sheets (Unaudited) (Dollars in thousands)

	June 30, 2012	September 30, 2011

Assets
Cash and cash equivalents	$32,157	34,158
Accounts receivable, net	129,311	144,083
Costs and estimated earnings on long-term contracts	12,106	12,974
Inventories	116,486	96,986
Current portion of deferred tax assets	21,643	20,630
Other current assets	18,658	19,523
Total current assets	330,361	328,354

Property, plant and equipment, net	74,673	73,067
Intangible assets, net	231,714	231,848
Goodwill	360,961	361,864
Other assets	19,770	16,704
	$1,017,479	1,011,837

Liabilities and Shareholders’ Equity
Short-term borrowings and current maturities of long-term debt	$50,000	50,000
Accounts payable	52,252	54,037
Current portion of deferred revenue	24,944	24,499
Other current liabilities	71,491	77,301
Total current liabilities	198,687	205,837
Deferred tax liabilities	88,121	85,313
Other liabilities	37,764	44,977
Long-term debt	70,000	75,000
Shareholders’ equity	622,907	600,710
	$1,017,479	1,011,837

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ESCO TECHNOLOGIES INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (Dollars in thousands)

Nine Months Ended June 30, 2012
Cash flows from operating activities:
Net earnings	$29,200
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	18,405
Stock compensation expense	3,431
Changes in current assets and liabilities	(9,344)
Effect of deferred taxes	1,795
Change in deferred revenue and costs, net	919
Pension contributions	(4,070)
Change in acquisition earnout obligation	(4,285)
Change in uncertain tax positions	(1,819)
Other	731
Net cash provided by operating activities	34,963

Cash flows from investing activities:
Acquisition of business/minority interest	(1,345)
Capital expenditures	(10,648)
Additions to capitalized software	(10,357)
Net cash used by investing activities	(22,350)

Cash flows from financing activities:
Proceeds from long-term debt	179,115
Principal payments on long-term debt	(184,115)
Dividends paid	(6,415)
Other	(244)
Net cash used by financing activities	(11,659)

Effect of exchange rate changes on cash and cash equivalents	(2,955)

Net decrease in cash and cash equivalents	(2,001)
Cash and cash equivalents, beginning of period	34,158
Cash and cash equivalents, end of period	$32,157

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ESCO TECHNOLOGIES INC. AND SUBSIDIARIES Other Selected Financial Data (Unaudited) (Dollars in thousands)

Backlog And Entered Orders – Q3 FY 2012	Utility Solutions	Test	Filtration	Total
Beginning Backlog – 4/1/12	$187,947	77,428	139,922	405,297
Entered Orders	89,071	49,333	56,627	195,031
Sales	(76,683)	(41,815)	(50,951)	(169,449)
Ending Backlog – 6/30/12	$200,335	84,946	145,598	430,879

Backlog And Entered Orders – YTD Q3 FY 2012	Utility Solutions	Test	Filtration	Total
Beginning Backlog – 10/1/11	$125,352	86,856	130,865	343,073
Entered Orders	296,490	129,742	157,811	584,043
Sales	(221,507)	(131,652)	(143,078)	(496,237)
Ending Backlog – 6/30/12	$200,335	84,946	145,598	430,879

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